Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Jul 31, 2001
Payment Date	Aug 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.830000%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2001 Jul 16, 2001 30
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	97,485,949	65,642,869	6,564,287	17,857,949
Previously unpaid interest/yield	0	0	0
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	4.050000%	4.430000%	4.830000%
Interest/Yield Payable on the Principal Balance	329,015	242,332	26,421
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	329,015	242,332	26,421
Interest/Yield Paid	329,015	242,332	26,421

Summary

Beginning Security Balance	97,485,949	65,642,869	6,564,287	17,857,949
Beginning Adjusted Balance	97,485,949	65,642,869	6,564,287
Principal Paid	3,574,267	2,406,783	240,678	693,869
Ending Security Balance	93,911,682	63,236,085	6,323,609	17,203,153
Ending Adjusted Balance	93,911,682	63,236,085	6,323,609
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	93,950,755	63,236,085	6,323,609
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			5,475,161
Ending OC Amount as Holdback Amount				17,203,153
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0	0	0	0
Reversals	0	0	0	0
Charge offs	0	0	0	0
Ending Net Charge Offs	0	0	0	0

Interest/Yield Paid per $1000	$0.5153745	$1.7786504	$1.0379445
Principal Paid per $1000	$5.5987888	$17.6651602	$9.4549179